Exhibit (a)(4)

                              HURCO COMPANIES, INC.
                           Offer to Purchase for Cash
                  All Shares of its Common Stock, No Par Value
                      Held by Holders of 99 or Fewer Shares


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     THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY
     1, 2003, UNLESS EXTENDED OR EARLIER TERMINATED
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                                                                    June 3, 2003

To Our Clients:

           Enclosed for your consideration is an Offer to Purchase, dated June 3, 2003 (the white document in your package), and the related Letter of Transmittal (the blue document in your package) which together constitute the "Offer," in connection with the offer by Hurco Companies, Inc. ("Hurco"), to purchase shares of its common stock (the "Shares") held by holders of 99 or fewer Shares at a purchase price of $3.35 per Share, upon the terms and conditions set forth in the Offer.

           We are the owner of record of Shares held for your account. Therefore, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

           Please instruct us as to whether you wish us to tender the Shares we hold for your account on the terms and subject to the conditions of the Offer.

           We call your attention to the following:

                     1. Only those stockholders owning 99 or fewer Shares are eligible to participate in this tender offer;

                     2. If you decide to accept the tender offer, you must tender all of the Shares that you own, either in your name or beneficially. Partial tenders will not be accepted.

                     3. Hurco intends to deregister its common stock with the Securities and Exchange Commission and become a private company if, after the completion of the tender offer, it has fewer than 300 stockholders of record.

                     4. The Offer will expire at 5:00 p.m., New York City time, on Tuesday, July 1, 2003; and

                     5. Once you tender your Shares in the Offer, you may not withdraw them.

           If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instruction form to us is enclosed.

           YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 1, 2003.

           The Offer is being made to all holders of 99 or fewer Shares. Hurco is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Hurco becomes aware of any jurisdiction where


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the making of the Offer is not in compliance with any valid applicable law,
Hurco will make a good faith effort to comply with the law. If, after a good faith effort, Hurco cannot comply with the law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in that jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on Hurco's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

           IF YOU HOLD MORE THAN 99 SHARES OF HURCO COMMON STOCK, YOU MAY NOT PARTICIPATE IN THE OFFER.


                                  INSTRUCTIONS

           The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Hurco with respect to its Shares.

           This will instruct you to tender to Hurco the number of Shares indicated below, at the price of $3.35 net per Share, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated June 3, 2003, and the Letter of Transmittal.

           Aggregate number of Shares to be tendered by you for the undersigned:
____________ Shares.

                                PLEASE SIGN HERE


Signatures(s)___________________________________________________________________


Name(s) (Please Print)__________________________________________________________


Address_________________________________________________________________________


Zip Code________________________________________________________________________


Area Code and Telephone No._____________________________________________________


Tax Identification or Social Security No._______________________________________


My Account Number With You______________________________________________________


Date____________________________________________________________________________




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